Exhibit 99.1
Enhabit Announces Participation in Upcoming BofA Home Care Conference
DALLAS, TX – November 19, 2024 – Enhabit, Inc. (NYSE: EHAB), (“Enhabit”), a leading home health and hospice provider, today announced its participation in the upcoming BofA Securities 2024 Home Care Conference.
Enhabit’s President and Chief Executive Officer Barb Jacobsmeyer, incoming Chief Financial Officer Ryan Solomon, and Senior Vice President of Strategic Finance & Treasurer Jobie Williams will participate in a fireside chat on Tuesday, Dec. 10, at 9:00 a.m. EST. The fireside chat will be webcast live and available for replay at https://investors.ehab.com under the events and presentations link.
About Enhabit Home Health & Hospice
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit's team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 256 home health locations and 112 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
Investor relations contact
Jobie Williams
investorrelations@ehab.com
469-860-6061
Media contact
Erin Volbeda
media@ehab.com
972-338-5141